UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 22, 2010

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue
Sioux Falls, SD	57104
(Address of principal executive offices)	(Zip Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On July 21, 2010, Curtis L. Hage, Chairman, President and Chief Executive Officer of HF Financial Corp. (the “Company”), notified the Board of Directors (the “Board”) of the Company that he will retire effective December 31, 2011 from his positions as an officer of the Company and its operating subsidiary, Home Federal Bank (the “Bank”).

(e) On July 21, 2010, the Bank and Mr. Hage entered into an agreement to extend Mr. Hage’s employment through December 31, 2011 (the “Revised Employment Agreement”). Mr. Hage will continue to be employed under the terms of his Restated Employment Agreement, as described in the Company’s proxy statement filed October 14, 2009, through its expiration by its terms on June 30, 2011. Mr. Hage’s Restated Change-in-Control Agreement, which is also described in the Company’s proxy statement filed October 14, 2009, terminates upon the termination of his Restated Employment Agreement.

The Revised Employment Agreement will become effective July 1, 2011. Under the Revised Employment Agreement, Mr. Hage will continue to receive the same base salary and benefits as he currently receives under his Restated Employment Agreement and will be eligible to receive prorated incentive compensation. The Revised Employment Agreement is terminable by the Bank immediately for “cause,” which includes material violation of a law or regulation that either governs Mr. Hage’s conduct as an officer of the Bank or in the reasonable opinion of the Bank affects Mr. Hage’s fitness to serve in his position, substantial neglect of duties, action or inaction that materially and adversely impacts the Bank’s safety, soundness, security, assets, customers or employees, dishonesty of a material nature, failure to comply with material rules, regulations or policies of the Bank, engaging in personal conduct which when considering Mr. Hage’s position with the Bank would materially detract from the Bank’s business reputation in the community served, material breach of any material covenant of the Revised Employment Agreement, or willful and material misconduct. Either the Bank or Mr. Hage may terminate the Revised Employment Agreement without cause upon written notice. In the event the Bank terminates the Revised Employment Agreement without cause, Mr. Hage will continue to receive his base salary through December 31, 2011, as severance pay.  Additionally, the Revised Employment Agreement automatically terminates upon Mr. Hage’s death and may be terminated by the Bank in the event of Mr. Hage’s disability as defined under the Bank’s Disability Plan. The Bank also may terminate the Revised Employment Agreement if Mr. Hage is absent from work for a period of time or in a manner that materially affects the functioning of the Bank or his direct or indirect reports; provided, however, that the Bank may not terminate Mr. Hage for absence resulting from approved/excused extended vacation, leave of absence or temporary relocation. The Revised Employment Agreement contains non-competition and non-solicitation provisions that continue for a one-year period after termination of employment, as well as confidentiality provisions.

The foregoing description is qualified in its entirety by reference to the Revised Employment Agreement, which is attached as Exhibit 10 to this Form 8-K.

ITEM 8.01             OTHER EVENTS

The Board has formed a search committee to identify the next generation of leadership for the Company and the Bank.  Mr. Hage’s almost 18-month notice of his retirement is expected to facilitate an orderly search process and smooth transition.

ITEM 9.01             Financial Statements and Exhibits.

The following exhibits are filed with this report:

Exhibit
Number	Description

10	Revised Employment Agreement by and among Home Federal Bank and Curtis L. Hage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp (Registrant)

Date: July 22, 2010	By:	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Date: July 22, 2010	By:	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10	Revised Employment Agreement by and among Home Federal Bank and Curtis L. Hage.